RYAM and USW Petition the U.S. Government for Relief from Unfairly Traded Imports of High-Purity Dissolving Pulp from Brazil and Norway

JACKSONVILLE, Fla., August 12, 2025 - Rayonier Advanced Materials Inc. (NYSE RYAM), a U.S. and global leader of cellulose-based technologies, together with the United Steel Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union AFL-CIO (“USW”), today announced the filing with the US Department of Commerce (“USDOC”) and the US International Trade Commission (“USITC”) of parallel antidumping and countervailing duty petitions on Brazil, and an antidumping petition on Norway, concerning U.S. imports of High Purity Dissolving Pulp (“HPDP”).
The petitions allege that Brazilian and Norwegian manufacturers are selling HPDP in the U.S. market at unfair prices, below fair market value or based on government subsidies, thereby materially injuring the U.S. HPDP industry and its workers. The petitions estimate dumping margins as high as 168 percent for Brazil and 226 percent for Norway. They also identify 30 Brazilian government programs that may be providing subsidies.
“RYAM and our workers deserve a level playing field,” said De Lyle Bloomquist, President and CEO of RYAM. “We are committed to defending our operations and the jobs they support from unfair foreign trade practices that threaten the future of our industry and the communities of Jesup, Georgia and Fernandina Beach, Florida where we produce HPDP.”
The USW, which represents workers at the two RYAM facilities, echoed these concerns. “Our members are seeing the devastating impact of dumped and subsidized imports in real time,” said USW Vice President Luis Mendoza, who leads the union’s paper sector. “This includes hundreds of workers at Georgia-Pacific’s Foley Cellulose Plant in Perry, Florida who lost their jobs as a result of unfair trade. This case is about leveling the playing field and securing a future for American workers.”
HPDP is a core building block used by innovative customers around the world to create everyday products for consumers, including filtration, specialty bioplastics, textile, construction, food, pharmaceutical and other applications, and the domestic industry has long served as a reliable supplier for U.S. customers. However, the influx of low-priced imports from Brazil and Norway has severely undercut domestic prices and market share, putting U.S. producers and their employees at risk.
The USDOC will investigate whether dumping and subsidization are occurring, while the USITC will determine whether the U.S. industry is suffering material injury as a result. If both agencies make affirmative findings, duties will be imposed to offset the unfair trade practices. A preliminary determination from the USITC is expected within 45 days, with the USDOC’s preliminary determinations to follow in the coming months.

About RYAM
RYAM is a global leader of cellulose-based technologies, including cellulose specialties, a natural polymer commonly used in the production of filters, food, pharmaceuticals and other industrial applications. RYAM’s specialized assets, capable of creating the world’s leading cellulose specialties products, are also used to produce commodity fluff pulp, biofuels, bioelectricity and other biomaterials such as bioethanol and tall oils. The Company also manufactures products for the paper and packaging markets. With manufacturing operations in the U.S., Canada and France, RYAM generated $1.6 billion of revenue in 2024. More information is available at www.RYAM.com.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

About USW
The USW represents 850,000 workers in North America employed in many industries that include metals, mining, rubber, chemicals, paper, oil refining, the service, public and health care sectors and higher education. For more information: www.usw.org.
Contacts

Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal, or other outcomes, including business and market conditions, outlook, and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments, or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate," and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events, and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com